ON TECHNOLOGY                                                       News Release


For Immediate Release
---------------------
Contact: ON Technology                                       Investor Relations:
         Daniel M. Sanders                                   Cynthia DeMonte
         781-487-3335                                        DeMonte Associates
                                                             212-473-3700
                                                             cdemonte@aol.com
                                                             ----------------


            ON TECHNOLOGY ANNOUNCES AGREEMENT WITH PRIVATE INVESTORS

WALTHAM, MA, DECEMBER 19, 2000 - ON Technology (NASDAQ: ONTC), a leading provider of remote software delivery solutions, today announced that the Company has favorably negotiated the surrender of its potentially highly dilutive warrants, held by Marshall Capital Management Inc., an affiliate of Credit Suisse First Boston, and Castle Creek Technology Partners LLC, in exchange for new warrants exercisable into 2,800,000 shares of the Company's Common Stock (1,400,000 shares per investor). Each investor has agreed to exercise its warrants in part into approximately 350,000 shares (approximately 700,000 in total) within 8 days after the issue date of the warrants. The Company also issued a limited contingent unsecured note with a principal balance of $500,000 to each investor.

The new agreement fixes the number of shares issuable upon exercise of the warrants and eliminates the 4-year overhang that would have resulted from the original warrant agreement. In addition, the new agreement protects ON Technology shareholders from the very substantial dilution that would have occurred from exercise of the warrants held by these institutional investors under the original agreement. Based on recent share price, the new agreement results in a dilution of only 19.7% compared to approximately 70.0% that would have resulted from the warrant exercise.

"We're extremely pleased to have reached this agreement with our private investors," said Robert L. Doretti, Chairman, President and CEO of ON Technology. "Our recent stock price does not accurately reflect the value of the company. The agreement fixes the number of shares owned by the investors and removes a potential 4-year dilutive overhang. This allows shareholders to focus on business fundamentals and value the company based solely on its business performance."


                                    - MORE -

ON TECHNOLOGY ANNOUNCES AGREEMENT WITH PRIVATE INVESTORS -- PAGE 2 OF 2




Mr. Doretti continued: "I'd also like to extend my thanks to Marshall Capital Management and Castle Creek Technology Partners for working closely with ON Technology to mutually resolve the overhang and allow us to continue focusing on our core business."

ABOUT ON TECHNOLOGY CORPORATION

ON Technology empowers IT organizations and service providers to rapidly deliver business-critical software to a range of remote computing devices including desktops, mobile PCs, handhelds and servers. The company's flagship product, ON Command CCM(TM), has been judged by analysts, product reviewers, enterprise IT customers and service providers as the industry's best solution for remote software delivery. ON Command CCM is currently being used to deliver software to over 500,000 corporate computing devices worldwide in over 500 leading Global 2000 corporations such as WorldCom, Deutsche Telecom and Goodyear Tire & Rubber. Application Service Providers (ASPs) and Management Service Providers (MSPs) are also using ON Command CCM to deliver high-value outsourced IT services more quickly and cost-effectively while expediting their clients' technology upgrades. For more information, visit ON Technology's web site at www.on.com or call 800-767-6638.

                                       ###

ON Technology and the ON logo are registered trademarks and ON Command CCM is a trademark of ON Technology Corporation. All other brand names and trademarks are properties of their respective owners.

The statements in this news release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for products and services, development of markets for the Company's products and services and other risks identified in the Company's SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.